UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011

Floridian Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-53589	20-4539279
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
175 Timacuan Boulevard, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (407) 321-3233

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FLORIDIAN FINANCIAL GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     On August 25, 2011, Floridian Financial Group, Inc. (the “Company”, “we”, “our”) received notice that Charlie W. Brinkley, Jr. will resign as the Chairman, Chief Executive Officer (“CEO”), and director of the Company and as President of the Company’s wholly-owned subsidiary bank, Orange Bank of Florida, effective September 15, 2011. His resignation was not a result of any disagreement with the Company, known to an executive officer of the Company, that would require disclosure under Item 5.02(a) of Form 8-K.

(c)      On August 25, 2011, the Board of Directors (the “Board”) of the Company appointed Thomas H. Dargan, Jr. as CEO and interim Chairman, effective September 15, 2011. Mr. Dargan will serve as the interim Chairman until an independent Chairman is nominated and elected by the Board.

          Mr. Dargan, 56, previously served as our Chairman and Chief Executive Officer from March 2006 until April 2008 when he assumed the duties of President. Mr. Dargan has also been one of our directors, as well as Chairman and CEO of Floridian Bank, our wholly-owned bank subsidiary, since March 2006. Mr. Dargan was Chief Executive Officer with Peninsula Bank from June 1998 until it was acquired by Southern Community Bancorp in May 2001. From May 2001 until it was acquired by First National Bank of Florida in September 2004, Mr. Dargan was Chief Executive Officer for Southern Community Bank-Central Florida. He was Chief Executive Officer of the Central Florida Region at First National Bank of Florida until it was acquired by Fifth Third Bank in December 2004. Mr. Dargan remained at Fifth Third Bank as Chief Executive Officer of the Volusia County Region until January 2005.

          There is no arrangement or understanding between Mr. Dargan and any other persons pursuant to which Mr. Dargan was selected as CEO or interim Chairman of the Company. Mr. Dargan has not entered into any new compensation arrangements as a result of his appointment as CEO and interim Chairman and will continue to receive compensation pursuant to his Employment Agreement dated April 1, 2009, a copy of which was filed as an exhibit to the Company’s Annual Report on From 10-K on March 25, 2011 and his Salary Continuation Agreement dated April 1, 2009, a copy of which was filed as an exhibit to the Company’s Annual Report on From 10-K on March 26, 2010. Mr. Dargan is not related to any person that would require disclosure under Item 401(d) of Regulation S-K nor is Mr. Dargan a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

(e)      In connection with Mr. Brinkley’s resignation, the Company and Mr. Brinkley have entered into a termination agreement (the “Agreement”) pursuant to which Mr. Brinkley will receive a payment in the amount of $285,000 plus any accrued, but unpaid base salary and any accrued, but unpaid vacation and sick days through September 15, 2011. Mr. Brinkley and his eligible dependents will continue to receive healthcare and other benefits for a period of 12 months following the effective date of his resignation. The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

          A copy of the Company’s press release announcing Mr. Brinkley’s resignation and Mr. Dargan’s appointment is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits .

10.1	Termination Agreement for Charlie W. Brinkley, Jr. dated August 25, 2011

99.1	Press release dated August 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDIAN FINANCIAL GROUP, INC.

Date:	August 25, 2011	By:	/s/ Thomas H. Dargan, Jr.
Thomas H. Dargan, Jr.,
President

EXHIBIT INDEX

Exhibit Number	Description

10.1	Termination Agreement for Charlie W. Brinkley, Jr. dated August 25, 2011

99.1	Press release dated August 25, 2011